UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200, Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On May 28, 2014, Westmoreland Mining LLC (“WML”), a wholly owned subsidiary of Westmoreland Coal Company (the “Company”), prepaid in full its 8.02% senior secured notes due 2018 (the “WML Notes”), as previously announced on May 2, 2014. As required by the terms of the WML Notes, notice of prepayment was delivered to the holders of the WML Notes on April 28, 2014, 30 days prior to the prepayment date.

WML prepaid the WML Notes in full on May 28, 2014, consisting of $81.0 million in current aggregate principal amount, plus a make-whole amount of approximately $11.62 million determined in accordance with the provisions of the WML Notes. If the WML Notes had not been prepaid in full, they would have matured on March 31, 2018. The Company used cash on hand from the issuance of $425.0 million in aggregate principal amount of the Company’s 10.750% senior secured notes (“10.75% Notes”) to prepay the WML Notes. Following the prepayment, WML and each of its subsidiaries will become guarantors of the 10.75% Notes. In connection therewith, certain assets of our Rosebud, Savage, Dakota and Jewett mines, which are wholly-owned by subsidiaries of WML, will now become collateral under the 10.75% Notes. In addition, WML and its subsidiaries will become borrowers under the Company’s $60.0 million revolving line of credit from The PrivateBank and Trust Company (the “PrivateBank Revolver”), and certain assets of WML and its subsidiaries will become collateral for the PrivateBank Revolver.

In addition, WML is in the process of terminating its revolving credit facility under its Amended and Restated Credit Agreement dated as of June 26, 2008 among WML, its subsidiaries, PNC Bank, National Association, as Administrative Agent and the banks party thereto, as amended (the “WML Revolver”). The WML Revolver had a borrowing limit of $25.0 million, but at the time of termination, had no outstanding balance. Once the WML Revolver is terminated, all collateral securing the WML Revolver will become collateral under the 10.75% Notes or the PrivateBank Revolver, as applicable.

Item 7.01 Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the information disclosed in this Item 7.01, including Exhibit 99.1, shall be not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On June 3, 2014, the Company issued a press release announcing the expiration of its offer, previously announced on May 7, 2014, to purchase up to $22,125,000 principal amount of its 10.75% Senior Secured Notes due 2018, CUSIPs 960887AB3, U96068AC2, and 960887AD9 (the “Call Offer Notes”). The offer expired at 5:00 p.m. Eastern Time on Thursday, May 29, 2014.

As of the expiration of the offer, the Company had received tenders for an aggregate principal amount of approximately $1,015,000 of Call Offer Notes. The Company has accepted for purchase all of the Call Offer Notes validly tendered. The Company will pay in cash an amount equal to 100% of the principal amount of the Call Offer Notes tendered, plus accrued and unpaid interest thereon, at 5:00 P.M. Eastern Time on June 3, 2014. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

     (d)     Exhibits

Exhibit No.	Description

99.1	Press Release dated June 3, 2014, furnished under Item 7.01

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: June 3, 2014	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 3, 2014, furnished under Item 7.01